Exhibit 23.1

Independent Auditors’ Consent

The Board of Directors

Exult, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-100927, 333-38384 and 333-38390) on Form S-8 of Exult, Inc. and subsidiaries of our reports dated January 27, 2003, with respect to the consolidated balance sheet of Exult, Inc. and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for the year then ended, and the related consolidated financial statement schedule for the year ended December 31, 2002, which reports appear in the December 31, 2002, annual report on Form 10-K of Exult, Inc. and subsidiaries.

Our reports dated January 27, 2003, state that the consolidated financial statements and consolidated financial statement schedule of Exult, Inc. and subsidiaries as of December 31, 2001, and for each of the years in the two-year period then ended were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those consolidated financial statements in their report dated January 23, 2002. As described in Note 3, the 2000 and 2001 consolidated financial statements have been restated. We audited the adjustments described in Note 3 that were applied to restate the 2000 and 2001 consolidated financial statements, as well as certain additional disclosures in the 2000 and 2001 consolidated financial statements, as described in Note 3. However, we were not engaged to audit, review, or apply any procedures to the 2000 and 2001 consolidated financial statements and consolidated financial statement schedule of Exult, Inc. and subsidiaries other than with respect to such adjustments and disclosures.

/s/ KPMG LLP

Orange County, California

February 13, 2003

The following consent of Arthur Andersen LLP is a copy of the original consent dated March 28, 2002 rendered by Arthur Andersen LLP in our Annual Report on Form 10-K for the year ended December 31, 2001, and has not been reissued by Arthur Andersen LLP since that date. We are including this copy of the Arthur Andersen LLP consent pursuant to Rule 2-02(e) of Regulation S-X under the Securities Act of 1933.

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company’s previously filed Registration Statements File Nos. 333-38384 and 333-38390.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Orange County, California

March 28, 2002